Exhibit 99.1

Cheniere Energy Receives Federal Energy Regulatory Commission Authorization for Sabine Pass LNG Receiving Terminal Expansion and for Creole Trail LNG Receiving Terminal & Pipeline

     HOUSTON--(BUSINESS WIRE)--June 15, 2006--Cheniere Energy, Inc. (AMEX:LNG) reported today that it received Federal Energy Regulatory Commission (FERC) authorization to expand the capacity of its Sabine Pass liquefied natural gas
(LNG) receiving terminal from 2.6 billion cubic feet per day (Bcf/d) to 4 Bcf/d. Cheniere also reported that it received FERC approval for its 3.3 Bcf/d Creole Trail LNG receiving terminal and associated pipelines.
     Cheniere's wholly-owned limited partnership, Sabine Pass LNG, L.P. (Sabine), commenced construction on the Sabine Pass LNG receiving terminal in March 2005. Located in western Cameron Parish, Louisiana, initial start-up of the 2.6 Bcf/d facility is targeted for early 2008. In July 2005, Sabine submitted an application to the FERC seeking authorization to expand the terminal's capacity to 4 Bcf/d. The expansion is planned to be completed in 2009.
     Cheniere's wholly-owned limited partnerships, Creole Trail LNG, L.P. and Cheniere Creole Trail Pipeline, L.P. were granted authorization under Sections 3 and 7 of the Natural Gas Act, respectively, to site, construct and operate a 3.3 Bcf/d LNG receiving terminal and associated pipelines. The Creole Trail LNG receiving terminal will be located in central Cameron Parish, Louisiana at the mouth of the Calcasieu channel and is designed with LNG regasification capacity of 3.3 Bcf/d, two unloading docks each capable of handling up to 250,000 cubic meter LNG shipping vessels, and four 160,000 cubic meter tanks with a combined storage capacity equivalent of 13.5 Bcf of natural gas in the form of LNG. The Creole Trail pipeline system consists of dual 42-inch diameter, natural gas pipelines designed to interconnect with over 12 Bcf/d of interstate and intrastate pipeline infrastructure in southwest Louisiana. It will originate at the proposed Creole Trail LNG receiving terminal, and extend north/northeasterly approximately 117 miles through the Cameron, Calcasieu, Beauregard, Allen, Jefferson Davis and Acadia Parishes where it will terminate near Rayne, Louisiana.
     Cheniere initiated the FERC's National Environmental Policy Act pre-filing process for the Creole Trail LNG receiving terminal and the Creole Trail pipeline in January 2005, and submitted applications to the FERC for authorization to site, construct and operate the projects in May 2005.

     Cheniere Energy, Inc.

     Cheniere is developing a platform of three, 100% owned LNG receiving terminal projects along the U.S. Gulf Coast. The three terminals will have an aggregate send-out capacity of 9.9 Bcf/d. Cheniere plans to leverage its terminal platform by pursuing related LNG business opportunities both upstream and downstream of the terminals. Cheniere is also the founder and holds a 30% limited partner interest in a fourth LNG receiving terminal, is a partner in an LNG shipping venture, and engages in oil and gas exploration in the shallow waters of the U.S. Gulf of Mexico.
     Cheniere is based in Houston, Texas, with offices in Johnson Bayou, Louisiana, and Paris, France. Additional information about Cheniere may be found on the company's web site at www.cheniere.com.
     This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.


     CONTACT: Cheniere Energy, Inc., Houston
              David Castaneda, 713-265-0202
              or
              Christina Cavarretta, 713-265-0208